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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Selective Insurance Group, Inc.:

We consent to incorporation by reference in the registration statements (No.'s 333-10477, 333-97799, 33-22450, 333-37501 and 333-10465) on Form S-8, and the
registration statements (No.'s 2-80881, 33-30833, 333-101489 and 333-110576) on
Form S-3 of Selective Insurance Group, Inc. and its subsidiaries of our report dated February 3, 2004, relating to the consolidated balance sheets of Selective Insurance Group, Inc. and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and all related schedules, which report appears in, the December 31, 2003 annual report on Form 10-K of Selective Insurance Group, Inc. and its subsidiaries.

/s/ KPMG LLP

New York, New York
March 2, 2004